                                  Exhibit 99.1
                                  ------------

             Unaudited Pro Forma Consolidated Financial Information

The accompanying unaudited pro forma consolidated financial information is based upon the historical consolidated financial statements for Cadmus Communications Corporation, adjusted to give effect to the sale of the financial communications business and custom publishing business. On February 26, 1999, the Company completed the sale of its custom publishing business and recorded a loss on the sale of approximately $2.8 million. The objective of the pro forma information is to show the significant events of the transactions as if they had occurred at the beginning of the periods presented. The unaudited pro forma consolidated financial information is not necessarily indicative of the results that would have been obtained if those transactions had occurred on the date indicated. The pro forma adjustments give effect to available information and assumptions that management believe are reasonable. The unaudited pro forma consolidated financial data should be read in conjunction with historical consolidated financial statements of Cadmus Communications Corporation and notes thereto.

Unaudited Pro Forma Consolidated Statement of Income
For the Nine Months Ended March 31, 1999


Dollars in thousands,                                          Divestiture                 Adjusted
except per share data                  Cadmus                  Adjustments                  Cadmus
                                       ------                  -----------                  ------
Statement of Income Data:
Net sales                           $  308,596                 $  (31,188)                $  277,408
Cost of sales                          246,994                    (24,296)                   222,698
                                   ------------------------------------------------------------------
Gross profit                            61,602                     (6,892)                    54,710


Selling and
administrative expenses                 43,674                     (6,741)                    36,933
Net Gain on Divestiture
                                        (9,521)                     9,521                          -
                                   ------------------------------------------------------------------
Operating income                        27,449                     (9,672)                    17,777
Interest expense                         6,085                     (1,453) (a)                 4,632
Other, net                                 (66)                         -                        (66)
                                   ------------------------------------------------------------------
Income (loss) before
income taxes                            21,430                     (8,219)                    13,211
Provision for income
taxes                                    8,251                     (3,164)                     5,087
                                   ------------------------------------------------------------------
Net income                          $   13,179                 $   (5,055)                $    8,124
                                   ==================================================================

Earnings per share:
Basic                               $     1.67                                            $     1.03
Fully Diluted                       $     1.63                                            $     1.01
Weighted average shares              7,872,000                                             7,872,000
outstanding- basic
Weighted average shares              8,073,000                                             8,073,000
outstanding-diluted

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Unaudited Pro Forma Consolidated Statement of Income
For the Twelve Months Ended June 30, 1998


Dollars in thousands,                                            Divestitures                  Adjusted
except per share data                    Cadmus                   Adjustment                    Cadmus
                                         ------                   ----------                    ------
Statement of Income Data:
Net sales                             $   393,823                $   (54,406)                $   339,417
Cost of sales                             304,014                    (36,306)                    267,708
                                     --------------------------------------------------------------------
Gross profit                               89,809                    (18,100)                     71,709
Selling and
administrative expenses                    62,141                    (11,700)                     50,441
Restructuring charge, net                   3,950                          -                       3,950
                                     --------------------------------------------------------------------
Operating income                           23,718                     (6,400)                     17,318
Interest expense                            7,595                     (2,039) (a)                  5,556
Other, net                                  1,343                          -                       1,343
                                     --------------------------------------------------------------------
Income (loss) before
income taxes                               14,780                     (4,361)                     10,419
Provision for income
taxes                                       5,690                     (1,679)                      4,011
                                     --------------------------------------------------------------------
Net income                            $     9,090                $    (2,682)                $     6,408
                                     ====================================================================

Earnings per share:
Basic                                 $      1.16                                            $      0.82
Fully Diluted                         $      1.11                                            $      0.78
Weighted average shares                 7,860,000                                              7,860,000
outstanding- basic
Weighted average shares                 8,176,000                                              8,176,000
outstanding-diluted

(a) Represents reduction in interest expense resulting from use of proceeds of the sale to reduce debt.